EXHIBIT 10.35
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE. SUCH SECURITIES AND ANY SECURITIES ISSUED HEREUNDER MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
Warrant Number: W02-2005-1000
147,667 Warrants
GLOBALSECURE HOLDINGS, LTD.
AMENDED AND RESTATED
WARRANT CERTIFICATE
          This amended and restated warrant certificate (“Warrant Certificate”) amends and restates in its entirety that certain warrant certificate for 147.667 warrants issued to the Holder on September 30, 2004 (the “Original Warrant Certificate”), which Original Warrant Certificate is hereby voided and of no further force and effect as if it were never issued.
          This Warrant Certificate certifies that for value received in consideration for certain services rendered pursuant to that certain letter agreement dated as of June 1, 2003 by and between Sky Capital UK Ltd. and GlobalSecure Holdings, Ltd. (the “Sales Agency Agreement”), Sky Capital UK Ltd. or registered assigns (the “Holder”) is the owner of the number of warrants (the “Warrants”) specified above, each of which entitles the Holder to purchase, at any time on or before the Expiration Date (hereinafter defined), one fully paid and non-assessable share of Common Stock, $0.0001 par value (“Common Stock”) of GlobalSecure Holdings, Ltd., a Delaware corporation (the “Company”), at a purchase price of $1.50 per share of Common Stock in lawful money of the United States of America in cash or by certified or cashier’s check or a combination of cash and certified or cashier’s check, subject to adjustment as hereinafter provided.
          1. Warrants; Purchase Price
          Each Warrant shall entitle the Holder to purchase one share of Common Stock and the purchase price payable upon exercise of each such Warrants shall initially be $1.50 per share, subject to adjustment as hereinafter provided (the “Purchase Price”). The Purchase Price and number of shares of Common Stock issuable upon exercise of each Warrant are subject to adjustment as provided in Article 6.
          2. Exercise; Expiration Date
          2.1 Each Warrant is exercisable, at the option of the Holder, at any time after issuance and on or before the Expiration Date, upon surrender of this Warrant Certificate to the
Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

Company together with a duly completed Notice of Exercise, in the form attached hereto as Exhibit A, and payment of an amount equal to the Purchase Price times the number of Warrants to be exercised. In the case of exercise of less than all the Warrants represented by this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate for the balance of such Warrants.
          2.2 In lieu of payment of the Purchase Price in cash, the Holder may elect to receive shares of Common Stock equal to the value (as determined below) of this Warrant Certificate by surrender of this Warrant Certificate together with the Notice of Exercise including notice of such election in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X =	Y(A-B)

A

Where:	X = the number of shares of Common Stock to be issued to the Holder
Y = the number of shares of Common Stock purchasable under this Warrant Certificate
A = the Fair Market Value (as defined below) of a share of Common Stock
B = Purchase Price
     “Fair Market Value” shall mean, as of any date, the fair market value of one share of Common Stock determined as follows:
          (a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System (“Nasdaq”), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange, or, if there is more than one such system or exchange, the system or exchange with the greatest volume of trading in Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Company deems reliable, including the closing price of the Common Stock on any foreign stock exchange on which it may be admitted for trading.
          (b) If the Common Stock is quoted on the Nasdaq (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
          (c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Company’s Board of Directors.
Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

          2.3 The term “Expiration Date” shall mean 5:00 p.m. New York time on September 30, 2009, or if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m. New York time the next following date which in the State of New York is not a holiday or a day on which banks are authorized to close.
          3. Registration and Transfer on Company Books
          3.1 The Company shall maintain books for the registration and transfer of the Warrants and the registration and transfer of the shares of Common Stock issued upon exercise of the Warrants. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the register referred to in this Section 3.1, issuing the Common Stock or other securities then issuable upon the exercise of this Warrant Certificate, exchanging this Warrant Certificate, replacing this Warrant Certificate, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange or replacement, as the case may be, shall be made at the office of such agent.
          3.2 Prior to due presentment for registration of transfer of this Warrant Certificate, or the shares of Common Stock issued upon exercise of the Warrants, the Company may deem and treat the registered Holder as the absolute owner thereof.
          3.3 Neither this Warrant Certificate, nor the Warrants represented hereby, may be sold, assigned, pledged or otherwise transferred by the Holder, other than to officers or directors of the Holder, without the consent of the Company. Any transfer shall be made only if permitted by, and made only in accordance with, all applicable federal and state securities laws. The Company shall register upon its books any permitted transfer of a Warrant Certificate, upon surrender of same to the Company with a written instrument of transfer duly executed by the registered Holder or by a duly authorized attorney, and evidence of payment of all applicable transfer taxes, if any. Upon any such registration of transfer, new Warrant Certificate(s) shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Company. A Warrant Certificate may also be exchanged, at the option of the Holder, for new Warrant Certificates representing in the aggregate the number of Warrants evidenced by the Warrant Certificate surrendered.
          4. Reservation of Shares
          The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, and that upon issuance such shares shall be listed on each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.
Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

          5. Loss or Mutilation
          Upon receipt by the Company of reasonable evidence of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or, in the case of mutilation, upon surrender and cancellation of the mutilated Warrant Certificate, the Company shall execute and deliver in lieu thereof a new Warrant Certificate representing an equal number of Warrants.
          6. Adjustment of Purchase Price and Number of Shares Deliverable
          The number of shares of Common Stock purchasable upon the exercise of each Warrant (such shares being referred to in this Section 6 as the “Warrant Shares”) and the Purchase Price with respect to the Warrant Shares shall be subject to adjustment as follows:
          6.1
          (a) If the Company at any time divides the outstanding shares of its Common Stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its Common Stock are combined into a smaller number of shares, the Purchase Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such Common Share.
          (b) If any capital reorganization or reclassification of the capital stock of the Company or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company’s Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, the Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to the Holder if Holder had exercised this Warrant Certificate and had received such shares of Common Stock immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase.
          (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of Section 6.1(a) or 6.1(b), but which should result in an adjustment in the Purchase Price and/or the number of shares subject
Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

to this Warrant Certificate in order to fairly protect the purchase rights of the Holder, an appropriate adjustment in such purchase rights shall be made by the Company.
          (d) Upon each adjustment of the Purchase Price, the Holder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.
          6.2 No adjustment in the number of Warrant Shares purchasable under this Warrant Certificate, or in the Purchase Price with respect to the Warrant Shares, shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares issuable upon the exercise of Warrants under this Warrant Certificate, or in the Purchase Price thereof; provided, however, that any adjustments which by reason of this Section 6.3 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All final results of adjustments to the number of Warrant Shares and the Purchase Price thereof shall be rounded to the nearest one thousandth of a share or the nearest cent, as the case may be. Anything in this Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the number of Warrant Shares purchasable upon the exercise of each Warrant, or in the Purchase Price thereof, in addition to those required by such Section, as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights, warrants or options to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions of cash out of retained earnings) or convertible or exchangeable securities hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.
          6.3 Whenever the number of Warrant Shares purchasable upon the exercise of each Warrant or the Purchase Price of such Warrant Shares is adjusted, as herein provided, the Company shall mail to the Holder, at the address of the Holder shown on the books of the Company, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Company, which sets forth the number of Warrant Shares purchasable upon the exercise of each Warrant and the Purchase Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.
          6.4 The form of Warrant Certificate need not be changed because of any change in the Purchase Price, the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Section 6, and Warrant Certificates issued before or after such change may state the same Purchase Price, the same number of Warrants, and the same number of Warrant Shares issuable upon exercise of Warrants as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Company may, however, at any time, in its sole discretion, make any change in the form of
Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

Warrant Certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.
          7. Voluntary Adjustment by the Company.
          The Company may, at its option, at any time during the term of this Warrant Certificate, reduce the then current Purchase Price to any amount deemed appropriate by the Board of Directors of the Company and/or extend the date of the expiration of this Warrant Certificate.
          8. Fractional Shares and Warrants.
          Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this paragraph) in the issuance of a fraction of a share of Common Stock unless the Holder is exercising all Warrants then owned by the Holder. In such event, the Company shall, upon the exercise of all of such Warrants, issue to the Holder the largest aggregate whole number of shares of Common Stock called for thereby upon receipt of the Purchase Price for all of such Warrants and pay a sum in cash equal to the remaining fraction of a share of Common Stock, multiplied by its Market Price Per Share (as determined pursuant to Section 9.2 below) as of the last business day preceding the date on which the Warrants are presented for exercise.
          9. Governing Law
          This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without applicability of the doctrine of conflict of laws.
          10. Securities Law Compliance
          Notwithstanding anything to the contrary contained herein, Holder acknowledges and agrees that neither this warrant nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (“Act”) or the laws of any state. The Warrant Shares shall be issued upon exercise of this warrant only if an exemption from registration is available or the issuance of the Warrant Shares by the Company has been registered under the Act. In connection with the exercise of this warrant, the Company, therefore, may require the Holder to provide the Company with evidence that the Holder is an accredited investor or otherwise meets the requirements to comply with an available exemption from registration. The certificate evidencing the Warrant Shares shall bear an appropriate restrictive legend and stop transfer instructions may be placed against such Warrant Shares.
[signatures on following page]
Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed by its officers thereunto duly authorized and its corporate seal to be affixed hereon, as of this 28th day of February, 2005.

GLOBALSECURE HOLDINGS, LTD.
By:	/s/ Craig R. Bandes
	Name:	Craig R. Bandes
	Title:	Chief Executive Officer and President

ACKNOWLEDGEMENT OF HOLDER:
The Holder hereby acknowledges and agrees that the Original Warrant Certificate dated September 30, 2004 for the amount of 147.667 Warrants is void and of no further force as if it were never issued and effect, that the Holder hereby irrevocably releases and waives any claim, right, title or interest of any kind that it may have in and to the Original Warrant Certificate and that neither the Holder nor any of the Holder’s assigns or persons claiming through Holder has any claim, right, title or interest in and to the Original Warrant Certificate or the warrants issued thereunder.
SKY CAPITAL UK LTD.

By:	/s/ David Scott

Name:	David Scott

Title:	Managing Director

Amended and Restated Warrant Certificate
Sky Capital UK Ltd.

EXHIBIT A
NOTICE OF EXERCISE
          The undersigned hereby irrevocably elects to exercise, pursuant to Section 2 of the Warrant Certificate accompanying this Notice of Exercise,                      Warrants of the total number of Warrants owned by the undersigned pursuant to the accompanying Warrant Certificate, and herewith makes payment of the Purchase Price of such shares in full.
          If payment of the Purchase Price is made pursuant to Section 2.2 of the Warrant Certificate, the number of shares of Common Stock to be issued shall be determined according to Section 2.2 of the Warrant Certificate.

Name of Holder

Signature